UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 9, 2003

PLURISTEM LIFE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-31392
(Commission File Number)

98-0351734
(IRS Employer Identification No.)

MATAM Advanced Technology Park, Building No. 20, Haifa, Israel 31905
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 011-972-4-850-1080

Item 9. Regulation FD Fair Disclosure.

On October 9, 2003, our Board of Directors increased the number of current Directors from three to six and appointed Doron Shorrer, Hava Klemperer Meretzki and Robert J. Pico as Directors to the Board of Directors.

Doran Shorrer, ISR (CPA) was Chairman of the Board of Phoenix Insurance Company, one of the largest insurance companies in Israel and Mivtachim Pension Benefit Group, the largest pension fund in Israel. Prior to these positions, Mr. Shorrer held senior appointments that included Arbitrator at the Claims Resolution Tribunal for Dormant Accounts in Switzerland; Economic and Financial Advisor, Commissioner of Insurance and Capital Markets for the State of Israel; Member of the Board of Directors of "Nechasim" of the State of Israel; Member Committee for the Examination of Structural Changes in the Capital Market (The Brodet Committee); General Director of the Ministry of Transport; Co-Founder and Director of an accounting firm with offices in Jerusalem, Tel-Aviv and Haifa; Member of the Lecture Staff of the Amal School Chain; Chairman of a Public Committee for Telecommunications; and Economic Consultant to the Ministry of Energy.

Among many areas of expertise, Mr. Shorrer formulates, implements and administers business planning in the private and institutional sector in addition to consulting on economic, accounting and taxation issues to a large audience ranging from private concerns to government ministries. Mr. Shorrer holds a B.A. in Economics and Accounting and an M.A. in Business Administration (specialization in finance and banking) from the Hebrew University of Jerusalem and is a Certified Public Accountant (ISR).

Hava Klemperer Meretzki, Adv. is a partner in the law firm of Ben-Noun Meretzki in Haifa, Israel. Ms. Meretzki specializes in civil, trade and labor law and is presently Vice-Chairman for the National Council of the Israel Bar Association. Ms. Meretzki previously was a Director of the Israel Electric Company. Ms. Meretzki received a Bachelors Degree in Law from the Hebrew University in 1991, and in 1992 was admitted to the Israel Bar Association.

Robert J. Pico is presently Vice President of Business Development at TranSwitch Corporation (NASDAQ:TXCC). Mr. Pico leads all M&A activities and initialization of start-up companies through seed funding for companies that include: Teraop, Optix, IC41C, Onex (acquired by TXCC), SOSI (acquired by TXCC). Mr. Pico additionally invests on behalf of TranSwitch in companies that demonstrate significant growth opportunities including Accordian Networks. Mr. Pico performs all contract negotiations for TranSwitch when acquiring third party intellectual property such as VLSI cell libraries and semiconductor foundry service contracts from suppliers such as Texas Instruments (NYSE:TXN), TSMC in Taiwan and LSI Logic (NYSE:LSI). Mr. Pico has led the TranSwitch team consummating more than 10 acquisitions and formation of start-up companies spanning Israel, North America, Europe, and Asia. Mr. Pico is a Board member of several of these companies. Mr. Pico joined TranSwitch in 1988 and assisted in its public offering in 1995 on the NASDAQ Exchange.

Mr. Pico has a breadth of corporate management expertise spanning engineering, operations and business development. Prior to his tenure at TranSwitch he held senior positions in both large multi-national corporations such as ITT and United Technologies. Mr. Pico holds a BSEE and MS in Physics from the University of Hartford and Trinity College respectively and has completed his requirements for an MBA in Marketing from the University of Hartford.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM LIFE SYSTEMS, INC.

/s/ Harvey Lawson
Harvey Lawson, Director

Date: October 10, 2003.